Exhibit 10.26

ASSIGNMENT, ACCEPTANCE, AND CONSENT

For and in consideration of One Dollar ($1.00), and other good and valuable consideration, DONALD A. DUNHAM, JR., an individual residing in Sioux Falls, South Dakota (“Assignor”), hereby assigns to DUNHAM CAPITAL MANAGEMENT, L.L.C., a South Dakota limited liability company, located in Sioux Falls, South Dakota (“Assignee”), all of the Assignor’s right, title and interest in and to that certain Development Agreement, by and between Assignor, an individual residing in Sioux Falls, South Dakota (“Developer”) and Granite City Food & Brewery, Ltd., a South Dakota limited liability company, hereinafter referred to as “Granite City,” dated as of October 22, 2002 (the “Agreement”).  From and after the date of this assignment, the Assignee shall be deemed to be the “Developer” under the Agreement.

In consideration of such assignment, Assignee herewith accepts and agrees to be bound by all of the terms, conditions and provisions of the Agreement to the same extent as the Assignor.

In consideration of the acceptance of the Agreement by Assignor, Granite City hereby consents to the foregoing assignment and agrees to recognize the Assignee as the “Developer” under the Agreement.  Granite City hereby releases Assignor from the terms of the Agreement.

All parties hereby acknowledge and covenant that all terms and conditions of this Assignment, Acceptance, and Consent, as well as the Agreement, shall be kept in strict confidence and shall not be disclosed to any unauthorized parties or used in any way, commercially or otherwise, either before or after expiration or termination of this Assignment and such confidentiality shall include, but not be limited to, any information regarding the compensation, obligations and leases, and potential development plans.  The parties hereby agree to be expressly obligated to maintain such confidentiality.

IN WITTNESS WHEREOF, Assignor, Assignee and Granite City have executed this Assignment,

Acceptance and Consent as of the 22nd day of October, 2002.

ASSIGNOR:

/s/ Donald A. Dunham, Jr.
Donald A. Dunham, Jr.

ASSIGNEE:

DUNHAM CAPITAL MANAGEMENT, L.L.C.

By	/s/ Donald A. Dunham, Jr.
Its	President

GRANITE CITY FOOD & BREWERY LTD

By	/s/ Steven J. Wagenheim
Its	President